UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported): August 26, 2005

                         MANHATTAN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                  000-27282                36-3898269
(State or other jurisdiction (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification No.)

                          810 Seventh Avenue, 4th Floor
                            New York, New York 10019
               (Address of principal executive offices)(Zip Code)

                                 (212) 582-3950
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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On September 1, 2005, Manhattan Pharmaceuticals, Inc. filed a Current Report on
Form 8-K under Item 3.02 relating to the unregistered sale of equity securities pursuant to a private placement offering. This Current Report on Form 8-K/A amends and restates the Form 8-K filed on September 1, 2005 to provide corrected information relating to the amount of securities sold under the Offering (as defined below) and additional information relating to the Company and the Offering.

Item 3.02. Unregistered Sales of Equity Securities.

Manhattan Pharmaceuticals, Inc. (the "Company") recently sold in a private placement offering (the "Offering") to accredited investors units of its securities consisting of shares of common stock ("Shares") and warrants to purchase additional shares of common stock ("Warrants"). The private placement was completed in two separate closings held on August 26, 2005 and August 30, 2005. In the August 26 closing, the Company sold a total of 10,808,971 shares of common stock and five-year warrants to purchase 2,161,767 shares for total gross proceeds of approximately $12 million. The warrants issued at the August 26 closing are exercisable at a price of $1.44 per share, which represented approximately 110% of the average closing price of the Company's common stock during the five trading days preceding such closing date. On August 30, 2005, the Company sold an additional 1,108,709 shares of common stock and five-year warrants to purchase 221,741 shares of common stock, which resulted in gross proceeds of approximately $1.28 million. The warrants issued in connection with the August 30 closing are exercisable at a price of $1.49 per share, which represented approximately 110% of the average closing price of the Company's common stock during the five trading days preceding such closing date. The total gross proceeds resulting from the Offering was approximately $13.27 million, before deducting selling commissions and expenses.

The Company engaged Paramount BioCapital, Inc. as placement agent and, in connection with the August 26 closing, paid total cash commissions of approximately $839,860, of which approximately $121,625 was paid to certain selected dealers engaged by Paramount in connection with the Offering. In connection with the August 26 closing, the Company also issued five-year warrants to purchase an aggregate of 538,196 shares of common stock exercisable at a price of $1.44 per share, of which Paramount received warrants to purchase 459,932 common shares. In connection with the August 30 closing, the Company paid cash commissions to Paramount of approximately $88,550 and issued an additional five-year warrant to purchase 55,000 common shares at a price of $1.49 per share (collectively with the warrants issued to Paramount and the selected dealers in the August 26, 2005 closing, the "Placement Agent Warrants"). The Company is also required to reimburse Paramount up to $75,000 for accountable expenses incurred in connection with the Offering.

Pursuant to the Offering, the Company agreed to use its best efforts to (i) file a registration statement covering the resale of the Shares and the common stock issuable upon exercise of the Warrants and Placement Agent Warrants within 30 days of the final closing date under the Offering, and (ii) cause the registration statement to be effective within 120 days after such final closing date.

Neither the Shares, Warrants or Placement Agent Warrants sold and issued in the private placement (including the shares of common stock issuable upon exercise of the Warrants or Placement Agent Warrants), were registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company's belief that the offer and sale of the Shares, Warrants and Placement Agent Warrants did not involve a public offering as each investor was "accredited" and no general solicitation was involved in the Offering. The forms of Warrant, Placement Agent Warrant and Subscription Agreement used in the Offering were attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively to the Form 8-K filed on September 1, 2005, and are incorporated herein by reference. The Company's press release dated August 30, 2005 announcing the private placement discussed above is also attached as
Exhibit 99.1 to the Form 8-K filed on September 1, 2005 and incorporated herein by reference.

Item 8.01 Other Events.

As a result of the Company's private placement described under Item 3.02 above, the Company's remaining outstanding shares of Series A Convertible Preferred Stock (the "Series A Preferred") automatically converted into shares of the Company's common stock in accordance with the terms of the Certificate of Designation relating to the Series A Preferred. Section 4(d) of the Certificate of Designation provided that the Series A Preferred would automatically convert into shares of common stock at the then applicable conversion price at such time as the Company completed a financing resulting in gross proceeds of at least $10 million at a pre-money valuation of at least $30 million. As of August 26, 2005, there were 729,626 shares of the Series A Preferred outstanding and the applicable conversion price of the Series A Preferred was $1.10, meaning that, at such date, each share of Series A Preferred was convertible into 9.0909 shares of the Company's common stock. Accordingly, upon the closing of the Company's recently-completed private placement, all of the then outstanding shares of Series A Preferred automatically converted into an aggregate of 6,632,957 shares of the Company's common stock. In accordance with the terms of the Series A Preferred, no additional shares of Series A Preferred are authorized for issuance.

As a result of the issuances of common stock in the private placement described in Item 3.02 above and the automatic conversion of the Series A Preferred, as of September 1, 2005, the Company had 59,413,271 shares of its common stock issued and outstanding. On September 1, 2005, the Company's shareholder equity was approximately $11,786,000.


Item 9.01. Financial Statements and Exhibits.

      (a) Not applicable.

      (b) Not applicable.

      (c) Exhibits.

      4.1 Form of Warrant issued to investors under the Offering. (Incorporated herein by reference to Exhibit 4.1 to Registrant's Report on Form 8-K dated August 26, 2005 and filed on September 1, 2005.)

      4.2 Form of Placement Agent Warrant issued Paramount under the Offering. (Incorporated herein by reference to Exhibit 4.2 to Registrant's Report on Form 8-K dated August 26, 2005 and filed on September 1, 2005.)

      10.1 Form of Subscription Agreement with investors under the Offering. (Incorporated herein by reference to Exhibit 10.1 to Registrant's Report on Form 8-K dated August 26, 2005 and filed on September 1, 2005.)

      99.1 Press Release dated August 30, 2005. (Incorporated herein by reference to Exhibit 99.1 to Registrant's Report on Form 8-K dated August 26, 2005 and filed on September 1, 2005.)

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MANHATTAN PHARMACEUTICALS, INC.

Date: September 16, 2005             By:      /s/ Nicholas J. Rossettos
                                              ------------------------------
                                                  Nicholas J. Rossettos
                                                  Chief Financial Officer